Filed Pursuant to Rule 424(b)(3)
Registration No. 333-260976
Registration No. 333-264085

Prospectus Supplement No. 2

(to Prospectus dated April 5, 2023)

Prospectus Supplement No. 2

(to Prospectus dated April 5, 2023)

WeWork Inc.

760,765,488 Shares of Class A Common Stock

7,773,333 Warrants to Purchase Class A Common Stock

This prospectus supplement is a supplement to the prospectus dated April 5, 2023, which forms a part of our Registration Statement on Form S-1 (File No. 333-260976) (as supplemented to date, the “First Prospectus”), and the prospectus dated April 5, 2023, which forms a part of our Registration Statement on Form S-1 (File No. 333-264085) (as supplemented to date, the “Second Prospectus” and, together with the First Prospectus, the “Prospectuses”). This prospectus supplement is not a new registration of securities but is being filed solely to update and supplement the information in the Prospectuses with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 7, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectuses and is not complete without, and may not be delivered or utilized except in combination with, the Prospectuses, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectuses and if there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement. The First Prospectus, together with this prospectus supplement, relate to (1) the issuance by us of up to 117,438,299 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), including the shares that may be issued upon exercise of warrants to purchase Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock, consisting of the public warrants and the private placement warrants (each as defined in the First Prospectus); and (2) the offer and sale, from time to time, by the selling securityholders identified in the First Prospectus or their permitted transferees, of up to 642,774,807 shares of Class A Common Stock (including shares underlying warrants). The Second Prospectus, together with this prospectus supplement, relate to the offer and sale, from time to time, by the selling securityholders identified in the Second Prospectus or their permitted transferees, of up to 552,382 shares of Class A Common Stock (including shares underlying warrants) and up to 7,773,333 private placement warrants.

Our Class A Common Stock and warrants are traded on the New York Stock Exchange (“NYSE”) under the symbols “WE” and “WE WS,” respectively. On April 6, 2023, the closing price of our Class A common stock was $0.65 per share, and on April 5, 2023, the closing price of our warrants was $0.10 per warrant.

Investing in our securities involves risks. See “Risk Factors” in the Prospectuses and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if the Prospectuses or this prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is

April 7, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2023

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Rockefeller Plaza, 10th Floor
New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(646) 389-3922

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per Share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Tax Asset Preservation Plan

On April 7, 2023, WeWork Inc. (the “Company” or “WeWork”) entered into a Tax Asset Preservation Plan, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as rights agent (or any successor rights agent), as it may be amended from time to time (the “Tax Asset Preservation Plan”).

Adoption of Tax Asset Preservation Plan

The board of directors of the Company (the “Board”) has taken actions to facilitate the Company’s ability to preserve its net operating losses (“NOLs”) and certain other tax attributes. In connection therewith, on April 7, 2023, the Board declared a dividend of (a) one Class A Right (a “Class A Right”) in respect of each share of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Shares”) and (b) one Class C Right (a “Class C Right” and together with the Class A Rights, the “Rights”) in respect of each share of Class C Common Stock, par value $0.0001 per share, of the Company (the “Class C Common Shares,” and together with the Class A Common Shares, the “Common Shares”), in each case, outstanding on April 18, 2023 (the “Record Date”) to the stockholders of record on that date. The terms of the Rights are set forth in the Tax Asset Preservation Plan. Each Class A Right initially represents the right for the holder to purchase from the Company, one ten-thousandth (a “Unit”) of a Class A Common Share for a purchase price equal to the quotient of (x) $8.00 divided by (y) ten thousand, and each Class C Right initially entitles its holder to purchase from the Company, one Unit of a Class C Common Share for a purchase price equal to the quotient of (x) $8.00 divided by (y) ten thousand, in each case, subject to adjustment pursuant to the terms of the Tax Asset Preservation Plan.

The purpose of the Tax Asset Preservation Plan is to facilitate the Company’s ability to preserve its NOLs and its other tax attributes in order to be able to offset potential future income taxes for federal income tax purposes. The Company’s ability to use its NOLs and other tax attributes would be substantially limited if it experiences an “ownership change,” as such term is defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). A company generally experiences an ownership change if the percentage of the value of its stock owned by certain “5-percent shareholders,” as such term is defined in Section 382 of the Code, increases by more than 50 percentage points over a rolling three-year period. The Tax Asset Preservation Plan is intended to, among other things, reduce the likelihood of an ownership change under Section 382 of the Code by deterring any Person or group of affiliated or associated Persons from acquiring Beneficial Ownership (as defined below) of 4.9% or more of the outstanding Class A Common Shares.

The Rights are in all respects subject to and governed by the provisions of the Tax Asset Preservation Plan. The following description of the Tax Asset Preservation Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Asset Preservation Plan, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference. Capitalized terms used but not defined in this summary have the meanings ascribed to such terms in the Tax Asset Preservation Plan.

Distribution Date; Exercisability; Expiration

Initially, the Rights will be attached to all Common Share certificates (or other evidence of book-entry or other uncertificated ownership) and no separate certificates evidencing the Rights (“Right Certificates”) will be issued. Until the Distribution Date, the Rights will be transferred with and only with the Common Shares. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such Common Shares will have Rights attached (subject to certain limited exceptions).

The Rights will separate and begin trading separately from the Common Shares, and Right Certificates will be caused to evidence the Rights, on the earlier to occur of (i) the Close of Business on the 10th day following the acquisition of Beneficial Ownership of 4.9% or more of the outstanding Class A Common Shares (including ownership of a Derivatives Position) by a Person or group of affiliated or associated Persons (an “Acquiring

Person”) (or, in the event that an exchange is effected in accordance with Section 24 of the Tax Asset Preservation Plan and the Board determines that a later date is advisable, then such later date) and (ii) 10 Business Days (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer, the consummation of which would result in the Beneficial Ownership by a Person or group (other than an Exempt Person) of 4.9% or more of the outstanding Class A Common Shares (the earlier of such dates, the “Distribution Date”).

An “Acquiring Person” will not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit plan, (v) any Exempt Person (as described below) or (vi) any Person who or which, together with all Affiliates and Associates of such Person, at the time of the first public announcement of the Tax Asset Preservation Plan, is a Beneficial Owner of 4.9% or more of the Class A Common Shares then outstanding (a “Grandfathered Stockholder”); provided, that if, after the date of the Tax Asset Preservation Plan, a Grandfathered Stockholder becomes (other than pursuant to the vesting or exercise of any equity awards issued to a member of the Board or pursuant to additional grants of any such equity awards to a member of the Board) the Beneficial Owner of any additional Class A Common Shares (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of Class A Common Shares then outstanding Beneficially Owned by such Grandfathered Stockholder) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional Class A Common Shares, such Person is not the Beneficial Owner of 4.9% or more of the Class A Common Shares then outstanding; provided, further, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 4.9%, such Grandfathered Stockholder shall no longer be deemed to be a Grandfathered Stockholder. For the avoidance of doubt, in the event that after the time of the first public announcement of the Tax Asset Preservation Plan, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of Class A Common Shares expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different Class A Common Shares that confers Beneficial Ownership of Class A Common Shares shall be considered the acquisition of Beneficial Ownership of additional Class A Common Shares by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of the Tax Asset Preservation Plan unless, upon such acquisition of Beneficial Ownership of additional Common Shares, such Person is not the Beneficial Owner of 4.9% or more of the Class A Common Shares then outstanding.

For the avoidance of doubt, in the event that after the time of the first public announcement of the Tax Asset Preservation Plan, any Person (other than an Exempt Person) becomes, through the exchange of any units representing partnership interests (“OP Units”) in The We Company Management Holdings L.P., a Cayman Islands exempted limited partnership, (the “OP”), (and any corresponding Class C Shares for Class A Common Shares), the Beneficial Owner of 4.9% or more of the Class A Common Shares then outstanding (or, in the case of a Grandfathered Stockholder, the Beneficial Owner of any additional Class A Common Shares), then such Person shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional Class A Common Shares, such Person is not the Beneficial Owner of 4.9% or more of the Class A Common Shares then outstanding.

“Beneficial Ownership” shall include any securities (i) which a Person or any of such Person’s Affiliates or Associates (a) would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder, including any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent ownership of such securities would be attributed to such Persons under Section 382 of the Code and the Treasury Regulations promulgated thereunder), (b) beneficially owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 promulgated under the Securities Exchange Act of 1934, as amended or (c) has the right or ability to vote, or the right to acquire, pursuant to any agreement, arrangement or understanding (except under limited circumstances), (ii) which are directly or indirectly Beneficially Owned by any other Person with which a Person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities, or changing, obtaining or influencing control of the Company, or (iii) which are the subject of, or reference securities for, or that underlie, certain derivative positions of any Person or any of such Person’s Affiliates or Associates.

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Notwithstanding anything in the Tax Asset Preservation Plan to the contrary, a Person will not be deemed to Beneficially Own any Class A Common Shares by virtue of owning shares of Class C Common Share, any OP Units, or any warrant securities in respect of Class A Common Shares, unless and until the Person actually receives Class A Common Shares in exchange for OP Units and the corresponding number of Class C Common Shares, or in the case of warrant securities, unless and until such time as such Person acquires Class A Common Shares pursuant to the terms of such warrant security, except that the SoftBank Penny Warrants (as defined the Tax Asset Preservation Agreement) will be deemed to give rise to Beneficial Ownership of the Class A Common Shares that underly such warrants.

The Rights are not exercisable until the Distribution Date. Unless earlier redeemed or exchanged, the Rights will expire on April 6, 2024.

Exempt Persons and Transactions

The Board may, in its sole and absolute discretion, determine that a Person is exempt from the Tax Asset Preservation Plan (an “Exempt Person”). In connection with the adoption of the Tax Asset Preservation Plan, the Board determined that, among others, the SoftBank Persons qualify as Exempt Persons. Aside from the SoftBank Persons, no Person shall qualify as an Exempt Person unless the Board’s determination is made prior to such time as such Person becomes an Acquiring Person. Any Person (other than any of the SoftBank Persons) will cease to be an Exempt Person if the Board makes a contrary determination with respect to such Person regardless of the reason therefor.

In addition, the Board may, in its sole and absolute discretion, exempt any transaction from triggering the Tax Asset Preservation Plan, so long as the determination in respect of such exemption is made prior to such time as any Person becomes an Acquiring Person. Any Person, together with all Affiliates and Associates of such Person, who proposes to acquire 4.9% or more of the outstanding Class A Common Shares may apply to the Board in advance for an exemption in accordance with and pursuant to the terms of the Tax Asset Preservation Plan. A Person who does not Beneficially Own any Class A Common Shares prior to the closing of the transactions and related agreements announced by the Company on March 17, 2023 intended to strengthen its capital structure and bolster liquidity by restructuring its outstanding debt and raising additional capital (such transactions, the “Specified Transactions”) will not become an Acquiring Person solely as a result of such transactions (including by the surrender of exchangeable debt instruments issued by any Subsidiary of the Company in connection with the Specified Transactions in exchange for Class A Common Shares). In addition, no Person will become an Acquiring Person solely as the result of any sale or transfer by one or more SoftBank Persons (including as a result of a redemption from a fund that is a SoftBank Person).

Flip-in Event

After the Distribution Date, if a Person (or group) already is or becomes an Acquiring Person, all holders of Rights, except the Acquiring Person, may exercise their (a) Class A Rights, upon payment of the applicable purchase price (as adjusted pursuant to the Tax Asset Preservation Plan), to purchase Class A Common Shares (or other securities or assets as determined by the Board) with a market value of two times the applicable purchase price and (b) Class C Rights, upon payment of the applicable purchase price (as adjusted pursuant to the Tax Asset Preservation Plan), to purchase Class C Common Shares (or other securities or assets as determined by the Board) with a market value of two times the applicable purchase price.

From and after the time any Person becomes an Acquiring Person, if the Rights evidenced by a Right Certificate are or were acquired or Beneficially Owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

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Exchange

At any time after any Person becomes an Acquiring Person, the Board may exchange each Right (other than rights that have become null and void) at an exchange ratio of (a) one Class A Common Share per Class A Right and (b) one Class C Common Share per Class C Right (subject to adjustment in each case). The Company may issue, transfer or deposit such Common Shares (or other property as permitted under the Tax Asset Preservation Plan) to or into a trust or other entity created upon such terms as the Board may determine and may direct that all holders of Rights receive such Common Shares or other property only from the trust or other entity. In the event that the Board determines, before the Distribution Date, to effect an exchange, the Board may delay the occurrence of the Distribution Date to such time as it deems advisable.

Treatment of OP Units and Class C Common Stock

If any Person becomes an Acquiring Person, the Company will cause the general partner of the OP (defined below), in its capacity as general partner of the OP, to take all actions necessary, including under that Third Amended and Restated Agreement of Exempted Limited Partnership of the OP, dated October 20, 2021 (the “OP Agreement”), so that any holder of any OP Units, other than any holder of OP Units who is an Acquiring Person or an Affiliate or Associate of an Acquiring Person, will be treated equitably vis-à-vis the holders of Class A Common Shares under the Tax Asset Preservation Plan. For the avoidance of doubt, if any holder of OP Units becomes an Acquiring Person (or is an Affiliate or Associate of a Person who becomes an Acquiring Person), then the proper provision under the OP Agreement for the dilution of such Person, including such Person’s OP Units, will be deemed to be equitable treatment.

Redemption

The Board may redeem all (but not less than all) of the Rights for a redemption price of $0.001 per Right at any time before the date that is 10 days after the Share Acquisition Date. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the redemption price. The Board may adjust the redemption price if we declare a stock split or issue a stock dividend on the Common Shares.

Amendments

Subject to the Stockholders Agreement (as defined below), the terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that at any time after Rights cease to be redeemable, no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

First Amendment to Stockholders Agreement

On April 7, 2023, the Company entered into a First Amendment (the “First Amendment”) to the Stockholders Agreement, dated as of October 20, 2021, by and among the Company and the stockholders named therein (the “Stockholders Agreement”). The First Amendment provides that (i) the Company shall not amend, modify, supplement or waive any terms of the Tax Asset Preservation Plan without the prior written approval of SVF 1 and SVF 2 (as defined in the First Amendment) and (ii) for so long as the SVF 1 and SVF 2 collectively hold a number of shares representing more than 50% of the outstanding voting securities of the Company, (x) the Board and Company shall consult with and seek the input of SVF 1 and SVF 2 prior to adopting a stockholder rights agreement other than the Tax Asset Preservation Plan (an “Other Stockholder Rights Agreement”) and (y) in the event that the Company adopts an Other Stockholder Rights Agreement, then upon the written request of SVF 1 or SVF 2, the Board and Company shall take all necessary actions to promptly call a special meeting of stockholders of the Company for the purpose of allowing stockholders to vote to terminate the Other Stockholder Rights Agreement.

5

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K above is incorporated herein by reference.

Item 8.01	Other Events.

On April 7, 2023, the Company issued a press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Tax Asset Preservation Plan, dated as of April 7, 2023, between WeWork Inc. and Continental Stock Transfer & Trust Company, as rights agent.

10.1	First Amendment to the Stockholders Agreement, dated as of April 7, 2023, by and among WeWork Inc. and the stockholders named therein.

99.1	Press Release Announcing the Tax Asset Preservation Plan, dated April 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the Specified Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the Specified Transactions, and certain stockholder approvals, WeWork filed with the SEC a preliminary proxy statement. The proxy statement is in preliminary form, and WeWork intends to file a definitive proxy statement (as amended or supplemented from time to time, the “proxy statement”). BEFORE MAKING ANY VOTING DECISION, WEWORK’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE SPECIFIED TRANSACTIONS AND CERTAIN STOCKHOLDER APPROVALS, OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIFIED TRANSACTIONS AND CERTAIN STOCKHOLDER APPROVALS, AND THE PARTIES TO THE SPECIFIED TRANSACTIONS. WeWork’s stockholders and investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (when available) from the SEC’s website at www.sec.gov. WeWork stockholders and investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a written request to WeWork Inc., 75 Rockefeller Plaza, 10th Floor, New York, NY 10019, Attention: Investor Relations or from WeWork’s website, www.investors.wework.com.

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PARTICIPANTS IN THE SOLICITATION

WeWork and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of WeWork in respect of certain stockholder approvals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of WeWork in respect of certain stockholder approvals, including a description of their direct or indirect interests, by security holdings or otherwise, is available in WeWork’s preliminary proxy statement, which was filed with the SEC on April 3, 2023, and will be set forth in WeWork’s definitive proxy statement. Information regarding WeWork’s directors and executive officers is also contained in WeWork’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated April 7, 2022, which are filed with the SEC, and certain of WeWork’s Current Reports on Form 8-K, filed with the SEC on May 26, 2022, June 27, 2022, August 11, 2022, December 2, 2022, February 7, 2023, February 21, 2023, and March 17, 2023.

FORWARD-LOOKING STATEMENTS

Certain statements made herein may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including any statements regarding the Specified Transactions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the terms of the Specified Transactions, which are highly uncertain; WeWork’s ability to complete the Specified Transactions on the terms contemplated or at all; WeWork’s ability to obtain the required stockholder approvals; WeWork’s ability to otherwise refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its current and projected liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions, including as a result of the COVID-19 pandemic, the conflict in Ukraine and disruptions in the banking sector, and the impact of such conditions on WeWork and its customers; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork’s inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the SEC. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

Date: April 7, 2023	By:	/s/ Sandeep Mathrani
	Name:	Sandeep Mathrani
	Title:	Chief Executive Officer

Exhibit 4.1

EXECUTION VERSION

TAX ASSET PRESERVATION PLAN

DATED AS OF APRIL 7, 2023,

BY AND BETWEEN

WEWORK INC.

AND

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

AS RIGHTS AGENT

i

36.	Force Majeure	29
37.	Counterparts	29
38.	Process to Seek Exemption	29

EXHIBITS

Exhibit A – Form of Class [A]/[C] Right Certificate	A-1

ii

TAX ASSET PRESERVATION PLAN

This Tax Asset Preservation Plan, dated as of April 7, 2023 (this “Agreement”), is made and entered into by and between WeWork Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the “Rights Agent”).

RECITALS

WHEREAS, the Company and certain of its Subsidiaries have generated certain Tax Attributes (as defined below) for United States federal income tax purposes and the Company therefore desires to avoid an “ownership change” within the meaning of Section 382 of the Code (as defined below), including for purposes of Section 383 of the Code, and to preserve the Company’s ability to utilize such Tax Attributes.

WHEREAS, on April 7, 2023, the Board of Directors of the Company (the “Board”) authorized and declared a dividend distribution of (a) one Class A right (a “Class A Right”) in respect of each share of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Shares”) and (b) one Class C right (a “Class C Right”) in respect of each share of Class C Common Stock, par value $0.0001 per share, of the Company (the “Class C Common Shares”), in the case of each of clauses (a) and (b), outstanding as of the Close of Business (as hereinafter defined) on April 18, 2023 (the “Record Date”), and further authorized and directed the issuance of (i) one Class A Right (subject to adjustment as provided herein) with respect to each Class A Common Share issued or delivered by the Company and (ii) one Class C Right (subject to adjustment as provided herein) with respect to each Class C Common Share issued or delivered by the Company, in each case (whether originally issued or delivered from the Company’s treasury), after the Record Date but prior to the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined) or as provided in Section 22.

WHEREAS, (a) each Class A Right will initially represent the right to purchase one ten-thousandth (a “Unit”) of a Class A Common Share and each (b) Class C Right will initially represent the right to purchase one Unit of a Class C Common Share, in each case, on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1.    Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)    “Acquiring Person” means any Person (other than an Exempt Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.9% or more of the Class A Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit plan or (v) any Person who or which, together with all Affiliates and Associates of such Person, at the time of the first public announcement of this Agreement, is a Beneficial Owner of 4.9% or more of the Class A Common Shares then outstanding (a “Grandfathered Stockholder”); provided, that if a Grandfathered Stockholder becomes, after such time, the Beneficial Owner (other than pursuant to the vesting or exercise of any equity awards issued to a member of the Board or pursuant to additional grants of any such equity awards to a member of the Board) of any additional Class A Common Shares (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of Common Shares then outstanding Beneficially Owned by such Grandfathered Stockholder) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional Class A Common Shares, such Person is not the Beneficial Owner of 4.9% or more of the Class A Common Shares then outstanding; provided, further, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 4.9% of the Class A Common Shares, such Grandfathered Stockholder shall no longer be deemed to be a Grandfathered Stockholder and this clause (v) shall have no further force or effect with respect to such Person. For the avoidance of doubt, in the event that after the time of the first public announcement of this Agreement, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of Class A Common Shares expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered

Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different Class A Common Shares that confers Beneficial Ownership of Class A Common Shares shall be considered the acquisition of Beneficial Ownership of additional Class A Common Shares by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of this Agreement unless, upon such acquisition of Beneficial Ownership of additional Class A Common Shares, such Person is not the Beneficial Owner of 4.9% or more of the Class A Common Shares then outstanding.

For the avoidance of doubt, in the event that after the time of the first public announcement of the Agreement, any Person (other than an Exempt Person) becomes, through the exchange of OP Units (together with the corresponding number of Class C Common Shares) for Class A Common Shares, the Beneficial Owner of 4.9% or more of the Class A Common Shares then outstanding (or, in the case of a Grandfathered Stockholder, the Beneficial Owner of any additional Class A Common Shares), then such Person shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional Class A Common Shares, such Person is not the Beneficial Owner of 4.9% or more of the Class A Common Shares then outstanding.

Notwithstanding anything in this Agreement to the contrary, no Person shall become an Acquiring Person as the result of an acquisition or redemption of Class A Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 4.9% (or such other percentage as would otherwise result in such Person becoming an Acquiring Person) or more of the Class A Common Shares then outstanding; provided, that if a Person (other than an Exempt Person) would, but for the provisions of this paragraph, become an Acquiring Person by reason of an acquisition or redemption of Class A Common Shares by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Class A Common Shares at any time such that the Person is or thereby becomes the Beneficial Owner of 4.9% (or such other percentage as would otherwise result in such Person becoming an Acquiring Person) or more of the Class A Common Shares then outstanding (other than Class A Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person shall be deemed to be an Acquiring Person.

Notwithstanding anything in this Agreement to the contrary, if the Board determines in good faith that a Person that would otherwise be an Acquiring Person has become such inadvertently (including because (i) such Person was unaware that it Beneficially Owned a percentage of Class A Common Shares that would otherwise cause such Person to be an Acquiring Person or (ii) such Person was aware of the extent of its Beneficial Ownership of Class A Common Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing, obtaining or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Class A Common Shares so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to have become an Acquiring Person. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an Acquiring Person has become so as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board shall otherwise determine, such Person shall not be deemed to be an Acquiring Person.

Notwithstanding anything in this Agreement to the contrary, (a) with respect to any Exempt Transaction described in prongs (i) and (ii) of the definition of “Exempt Transaction,” no Person shall become an Acquiring Person solely as a result of such Exempt Transaction only if such Person does not Beneficially Own any Class A Common Shares prior to the consummation of such Exempt Transaction, and (b) with respect to any other Exempt Transaction, no Person shall become an Acquiring Person solely as a result of any such Exempt Transaction.

Notwithstanding anything in this Agreement to the contrary, no regulated investment company under Section 851 of the Code shall be deemed to be an Acquiring Person, unless the Board determines, in its reasonable discretion, that such regulated investment company is deemed to Beneficially Own more than 4.9% or more of the Class A Common Shares then outstanding under the applicable standards of Treasury Regulations 1.382-3(a). In determining whether any regulated investment company is an Acquiring Person, the filing of a statement under Section 13 of the Exchange Act with respect to such regulated investment company shall not be deemed to establish that such regulated investment company has acquired Beneficial Ownership of 4.9% or more of the Class A Common

Shares then outstanding; provided, that the Board shall be entitled to rely upon any such filing unless such regulated investment company provides information and diligence that permits the Board to conclude, in its reasonable discretion, that such regulated investment company has not acquired Beneficial Ownership of 4.9% or more of the Class A Common Shares then outstanding pursuant to the standards of Treasury Regulations 1.382-3.

Notwithstanding anything in this Agreement to the contrary, the Board may also determine that any Person (other than an Exempt Person) is an Acquiring Person under this Agreement if such Person becomes the Beneficial Owner of 4.9% (by value) or more of the Company’s stock then outstanding (as the term “stock” is defined in Treasury Regulations Sections 1.382-2(a)(3) and 1.382-2T(f)(18)).

For the avoidance of doubt, under no circumstances may the Board determine that any of the SoftBank Persons no longer qualifies as an Exempt Person and constitutes an Acquiring Person.

(b)    “Affiliate” and “Associate” will have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were Directors of the Company

(c)    “Agreement” has the meaning set forth in the Preamble to this Agreement.

(d)    A Person will be deemed the “Beneficial Owner” of, to “Beneficially Own,” and to have “Beneficial Ownership” of, any securities:

(i)     which such Person actually owns (directly or indirectly) or would be deemed to actually or constructively own pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent that ownership of such securities would be attributed to such Persons under Section 382 of the Code and the Treasury Regulations promulgated thereunder));

(ii)    which such Person or any of such Person’s Affiliates or Associates Beneficially Owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 promulgated under the Exchange Act, as in effect on the date of this Agreement;

(iii)    which such Person or any of such Person’s Affiliates or Associates has (A) the right or ability to vote, cause to be voted or control or direct the voting of pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (I) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (II) is not also then reportable on a statement on Schedule 13D under the Exchange Act (or any comparable or successor report) or (B) the right or the obligation to become the Beneficial Owner (whether such right is exercisable or such obligation is required to be performed immediately or only after the passage of time, the occurrence of conditions, the satisfaction of regulatory requirements or otherwise) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock-borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, that a Person shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act until such tendered securities are accepted for purchase or exchange;

(iv)    which are Beneficially Owned (within the meaning of the preceding subsections of this Section 1(d)), directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of any securities of the Company or cooperating in obtaining, changing or influencing control of the Company; or

(v)    which are the subject of, or the reference securities for, or that underlie, any Derivatives Position of such Person or any of such Person’s Affiliates or Associates, with the number of Class A Common Shares deemed Beneficially Owned in respect of a Derivatives Position being the notional or other number of Class A Common Shares in respect of such Derivatives Position (without regard to any short or similar position) that is specified in (A) one or more filings with the Securities and Exchange Commission by such Person or any of such Person’s Affiliates or Associates or (B) the documentation evidencing such Derivatives Position as the basis upon which the value or settlement amount of such Derivatives Position, or the opportunity of the holder of such Derivatives Position to profit or share in any profit, is to be calculated in whole or in part (whichever of (A) or (B) is greater), or if no such number of Class A Common Shares is specified in such filings or documentation (or such documentation is not available to the Board), as determined by the Board in its reasonable discretion.

Notwithstanding anything in this Agreement to the contrary, unless otherwise determined by the Board, no Person shall be deemed to Beneficially Own any Class A Common Shares on account of owning (Beneficially or otherwise) any OP Units and/or Class C Common Shares, unless and until the Person actually receives Class A Common Shares in exchange for OP Units and the corresponding number of Class C Common Shares.

Notwithstanding anything in this Agreement to the contrary, unless otherwise determined by the Board, no holder of any warrant security of the Company or the Specified Exchangeable Debt, in each case, providing the holder thereof the right to acquire Class A Common Shares (or other securities of the Company) shall be deemed to Beneficially Own or have Beneficial Ownership of, any Class A Common Shares unless and until such holder acquires such Class A Common Shares pursuant to the terms of such warrant security; provided that notwithstanding the foregoing, the SoftBank Penny Warrants shall be deemed to give rise to Beneficial Ownership of the Class A Common Shares that underly such warrants.

Notwithstanding anything in this Agreement to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, means the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.

(e)    “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York (or such other state in which the principal office of the Rights Agent is located) are authorized or obligated by law or executive order to close.

(f)    “Class A Common Share Equivalents” has the meaning set forth in Section 11(a)(iii).

(g)    “Class A Common Shares” has the meaning set forth in the Recitals to this Agreement.

(h)    “Class A Purchase Price” has the meaning set forth in Section 1(h).

(i)    “Class A Right” has the meaning set forth in the Recitals to this Agreement.

(j)    “Class C Common Share Equivalents” has the meaning set forth in Section 11(a)(iii).

(k)    “Class C Common Shares” has the meaning set forth in the Recitals to this Agreement.

(l)    “Class C Purchase Price” has the meaning set forth in Section 1(l).

(m)    “Class C Right” has the meaning set forth in the Recitals to this Agreement.

(n)    “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(o)    “Code” means the Internal Revenue Code of 1986, as amended.

(p)    “Common Shares” when used with reference to the Company or without reference means the Class A Common Shares and Class C Common Shares. “Common Shares” when used with reference to any corporation or other legal entity other than the Company means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of such corporation or other legal entity.

(q)    “Common Stock Right Certificates” means certificates evidencing the Class A Rights and Class C Rights, in substantially the form attached as Exhibit A.

(r)    “Current Market Price” has the meaning set forth in Section 11(d).

(s)    “Derivatives Position” shall mean any option, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index) (any of the foregoing, a “Derivative”), whether or not presently exercisable, that (i) has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Common Shares or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Common Shares and that increases in value as the market price or value of the Common Shares increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Common Shares and (ii) is capable of being settled, in whole or in part, through delivery of cash or Common Shares (whether on a required or optional basis, and whether such settlement may occur immediately or only after the passage of time, the occurrence of conditions, the satisfaction of regulatory requirements or otherwise), in each case regardless of whether (A) it conveys any voting rights in such Common Shares to any Person or (B) any Person (including the holder of such Derivative Position) may have entered into other transactions that hedge its economic effect.

(t)    “Distribution Date” means the earlier of: (i) the Close of Business on the tenth calendar day following the Share Acquisition Date (or, if the tenth calendar day following the Share Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board) after the commencement of a tender or exchange offer by any Person (other than the Company or any Related Person), if upon the consummation thereof such Person would be the Beneficial Owner of 10% or more of the then-outstanding Class A Common Shares.

(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)    “Exchange Ratio” has the meaning set forth in Section 24(a).

(w)    “Exempt Person” means (i) the SoftBank Persons, and (ii) any Person that the Board determines is exempt from this Agreement, which determination shall be made in the sole and absolute discretion of the Board; provided, that no Person shall qualify as an Exempt Person under clause (ii) unless such determination is made prior to such time as any Person becomes an Acquiring Person; provided, further, that, solely with respect to any Person deemed to be an Exempt Person under clause (ii), such Person will cease to be an Exempt Person if the Board makes a contrary determination with respect to such Person regardless of the reason therefor.

(x)    “Exempt Transaction” means (i) the Specified Transactions, (ii) the surrender of exchangeable debt instruments issued by any Subsidiary of the Company in connection with the Specified Transactions (the “Specified Exchangeable Debt”) in exchange for Class A Common Shares, but solely to the extent executed in accordance with the terms of the Specified Exchangeable Debt, (iii) any sale or transfer by one or more SoftBank

Persons (including as a result of a redemption from a fund that is a SoftBank Person) and (iv) any transaction that the Board determines is exempt from this Agreement, which determination shall be made in the sole and absolute discretion of the Board (provided, that no transaction shall qualify as an Exempt Transaction unless such determination is made prior to such time as any Person becomes an Acquiring Person). Notwithstanding anything to the contrary contained in this Agreement, no conversion of OP Units (and the corresponding number of Class C Common Shares) shall qualify as an Exempt Transaction pursuant to this Agreement unless the Board affirmatively determines so in its sole and absolute discretion prior to such time as any Person becomes an Acquiring Person.

(y)    “Exercise Value” has the meaning set forth in Section 11(a)(iii).

(z)    “Expiration Date” means the earliest of (i) the time at which the Rights are redeemed as provided in Section 23, (ii) the time at which all exercisable Rights are exchanged as provided in Section 24, and (iii) the Close of Business on April 6, 2024.

(aa)    “Flip-in Event” means any event described in Section 11(a)(ii).

(bb)    “Grandfathered Stockholder” has the meaning set forth in Section 1(a).

(cc)    “OP” means The We Company Management Holdings L.P., a Cayman Islands exempted limited partnership.

(dd)    “OP Agreement” means that certain Third Amended and Restated Agreement of Exempted Limited Partnership of The We Company Management Holdings L.P. (as it may be amended, restated, or otherwise modified from time to time), dated on October 20, 2021, by and among The We Company MC LLC, a Delaware limited liability company, The We Company Management LLC, a Delaware limited liability company, Euclid WW Holdings Inc., a Delaware corporation, each of the other Limited Partners (as defined therein), and, in its capacity as the parent company of the OP General Partner and not as a partner in the OP, the Company.

(ee)    “OP General Partner” means The We Company MC LLC, a Delaware limited liability company and/or any additional or successor general partner(s) designated pursuant to the OP Agreement.

(ff)    “OP Units” means any Partnership Units (as defined in the OP Agreement) of OP, including, without limitation, Partnership Class A Common Units or Partnership Class PI Common Units (each as defined in the OP Agreement) or any class of partnership interests authorized by the OP General Partner pursuant to the OP Agreement.

(gg)    “Person” means any individual, firm, corporation, partnership, limited liability company, limited liability partnership, limited partnership, association, joint venture, trust or other legal entity, including any successor (by merger or otherwise) of such individual or entity.

(hh)    “Purchase Price” means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one Right. Until adjustment thereof in accordance with the terms in this Agreement, the Purchase Price shall equal (i) for Class A Common Shares, the quotient of (x) $8.00 divided by (y) ten thousand (the “Class A Purchase Price”) and (ii) for Class C Common Shares, the quotient of (x) $8.00 divided by (y) ten thousand (the “Class C Purchase Price”).

(ii)    “Record Date” has the meaning set forth in the Recitals to this Agreement.

(jj)    “Redemption Price” means $0.001 per Right, subject to adjustment by resolution of the Board to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement.

(kk)    “Related Person” means (i) any Subsidiary of the Company, (ii) any officer, director or employee of the Company or of any Subsidiary of the Company solely in respect of such Person’s status or authority as such (including any fiduciary capacity) or (iii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding (or acting in a fiduciary capacity in respect of) Common Shares for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.

(ll)    “Right Certificates” means, collectively, the Common Stock Right Certificates.

(mm)    “Rights” means, collectively, the Class A Rights and the Class C Rights.

(nn)    “Rights Agent” means Continental Stock Transfer & Trust Company, a New York corporation, unless and until a successor Rights Agent has become such pursuant to the terms of this Agreement, and thereafter, “Rights Agent” means such successor Rights Agent.

(oo)    “Securities Act” means the Securities Act of 1933, as amended.

(pp)    “Security” has the meaning set forth in Section 11(d).

(qq)    “Security Equivalents” means, collectively, (i) the Class A Common Share Equivalents and (ii) the Class C Common Share Equivalents.

(rr)    “Share Acquisition Date” means the earliest of (i) the date of the public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include a statement on Schedule 13D or Schedule 13G filed pursuant to the Exchange Act) or (ii) such other date, as determined by the Board, on which a Person has become an Acquiring Person.

(ss)    “SoftBank Penny Warrants” means collectively the warrants associated with the SoftBank Senior Unsecured Notes Warrant and the 2020 LC Facility Warrant (as such terms are defined in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021).

(tt)    “SoftBank Persons” means, individually and collectively, SoftBank Group Corp., StarBright WW LP, SVF II WW (DE) LLC, SVF II WW Holdings (Cayman) Limited, SoftBank Vision Fund II-2 L.P., SVF Endurance (Cayman) Limited and each of their respective Affiliates and Subsidiaries.

(uu)    “Specified Transactions” means the transactions and related agreements announced by the Company on March 17, 2023 intended to strengthen its capital structure and bolster liquidity by restructuring its outstanding debt and raising additional capital.

(vv)    “Subsidiary” when used with reference to any Person, means any other Person of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, or otherwise controlled, by such first-mentioned Person.

(ww)    “Tax Attributes” means any net operating loss carryovers, capital loss carryovers, general business credit carryovers, Section 163(j) deferred interest carryovers, alternative minimum tax credit carryovers, as well as any loss or deduction (whether actual or prospective) attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(xx)    “Trading Day” means any day on which the principal national securities exchange or quotation system on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quotation system, a Business Day.

(yy)    “Treasury Regulations” means any final, temporary and proposed regulation of the Department of Treasury under the Code and any successor regulation, including any amendments thereto.

(zz)    “Trust” has the meaning set forth in Section 24(a).

(aaa)    “Trust Agreement” has the meaning set forth in Section 24(a).

2.    Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions of this Agreement (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-rights agents), upon ten days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent. In the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agent shall be as the Company shall reasonably determine, provided that such duties and determination are consistent with the terms and provisions of this Agreement and that contemporaneously with such appointment, if any, the Company shall notify the Rights Agent in writing thereof.

3.    Issuance of Right Certificates. (a) Until the Distribution Date, (i) (A) the Class A Rights will be evidenced by the certificates representing Class A Common Shares registered in the names of the record holders thereof, which certificates representing Class A Common Shares will also be deemed to be Right Certificates (or, if the Class A Common Shares are uncertificated, by the registration of the associated Class A Common Shares on the stock transfer books of the Company) and (B) the Class C Rights will be evidenced by the certificates representing Class C Common Shares registered in the names of the record holders thereof, which certificates representing Class C Common Shares will also be deemed to be Right Certificates (or, if the Class C Common Shares are uncertificated, by the registration of the associated Class C Common Shares on the stock transfer books of the Company), (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares, as applicable, and (iii) the surrender for transfer of any certificates evidencing Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such Common Shares, as applicable.

(b)    (i) Class A Rights will be issued by the Company in respect of all Class A Common Shares (other than Class A Common Shares issued upon the exercise or exchange of any Right) and (ii) Class C Rights will be issued by the Company in respect of all Class C Common Shares (other than Class C Common Shares issued upon the exercise or exchange of any Right), in each case, issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates evidencing such Common Shares will have stamped on, impressed on, printed on, written on, or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:

This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Tax Asset Preservation Plan between WeWork Inc. and Continental Stock Transfer & Trust Company, a New York corporation (or any successor rights agent) dated as of April 7, 2023 (as it may be amended from time to time, the “Tax Asset Preservation Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of WeWork Inc. The Rights are not exercisable prior to the occurrence of certain events specified in the Tax Asset Preservation Plan. Under certain circumstances, as set forth in the Tax Asset Preservation Plan, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this Certificate. WeWork Inc. will mail to the holder of this Certificate a copy of the Tax Asset Preservation Plan, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Tax Asset Preservation Plan, Rights that are or were Beneficially Owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Tax Asset Preservation Plan) or transferees of an Acquiring Person or of any Affiliate or Associate of an Acquiring Person may become null and void and will no longer be transferable.

(c)    Any Right Certificate issued pursuant to this Section 3 that represents Rights Beneficially Owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate and any Right Certificate issued pursuant to Section 6 or 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Tax Asset Preservation Plan). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) of the Tax Asset Preservation Plan.

(d)    As promptly as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, at the expense of the Company and upon receipt of all relevant information send), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share so held, subject to adjustment as provided herein, provided, that the Rights may instead be recorded in book-entry or other uncertificated form, in which case such book-entries or other evidence of ownership shall be deemed to be Right Certificates for all purposes of this Agreement; provided, further, that all procedures relating to actions to be taken or information to be provided with respect to such Rights recorded in book-entry or other uncertificated forms, and all requirements with respect to the form of any Right Certificate set forth in this Agreement, may be modified as necessary or appropriate to reflect book-entry or other uncertificated ownership. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(e)    In the event that the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares will be deemed cancelled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Shares so purchased or acquired.

(f)    In case the holder of any Class C Common Shares shall, following the Record Date, (i) convert any Class C Common Shares into Class A Common Shares, any Rights attached to such Class C Common Shares, as applicable, shall be deemed cancelled and retired and may not be exercised. For the avoidance of doubt, except as otherwise provided herein, Rights shall automatically attach to any Common Shares issued pursuant to a conversion of Class C Common Shares after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (or as provided in Section 22), in accordance with the terms of this Agreement. Any Right Certificates representing Rights deemed cancelled and retired pursuant to this Section 3(f) shall also be cancelled and new Right Certificates shall be issued evidencing the appropriate class of Rights for any new Rights attaching to Common Shares in connection with a conversion of Class C Common Shares, as described in this Section 3(f).

4.    Form of Right Certificates. The Common Stock Right Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof), whenever issued, will be substantially in the form attached as Exhibit A, with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent), or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or quoted, or to conform to customary usage. Subject to the other provisions of this Agreement, the Right Certificates shall represent the right to purchase the securities purchasable under the terms of this Agreement, including any adjustment or change in the securities purchasable upon exercise of the Rights, even though such certificates may continue to express the securities purchasable at the time of issuance of the initial Rights Certificates.

5.    Countersignature and Registration. (a) The Right Certificates will be executed on behalf of the Company by any two authorized officers of the Company, including but not limited to the Executive Chairman, Chairperson or Vice Chairperson of the Board, Chief Executive Officer, a President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, either manually or by facsimile or other electronic signature, and will have affixed thereto the Company’s seal or a facsimile thereof. Upon written request by the

Company, the Right Certificates will be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile or other electronic signature, but it shall not be necessary for the same signatory to countersign all of the Right Certificates hereunder. No Right Certificate shall be valid for any purpose unless so countersigned. In case any officer of the Company who signed any of the Right Certificates ceases to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)    Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and all other relevant information referred to in this Agreement, the Rights Agent will keep or cause to be kept, at the office or offices of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law, books for registration and transfer of the Right Certificates issued hereunder. Such books will show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Sections 7(d) and 14, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates representing exercisable Rights may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Units of a Common Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Right Certificate or Right Certificates must make such request in a writing delivered to the Rights Agent and must surrender (together with any required form of assignment and certificate duly executed and properly completed) the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon or as promptly as practicable thereafter, subject to the provisions of Sections 7(d) and 14, the Company will prepare, execute and deliver to the Rights Agent, and the Rights Agent will countersign and deliver, a Right Certificate or Right Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

(b)    Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Right Certificate, and the identity of the Beneficial Owner (or former Beneficial Owner) thereof (including a signature guarantee and such other documentation as the Rights Agent may reasonably request) and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company or the Rights Agent, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will prepare, execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

7.    Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the sum of (i) the aggregate applicable Purchase Price with respect to the total number of Units of a Class A Common Share or of a Class C Common Share, as applicable (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised and (ii) an amount equal to any applicable transfer tax or charges required to be paid by the holder of such Right Certificate in accordance with the provisions of Section 9(c).

(b)    Upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase and certificate properly completed and duly executed, accompanied by payment as described above, the Rights Agent will promptly (i) requisition from any transfer agent of the Common Shares, as applicable (or from the Company if there shall be no such transfer agent or warrant agent, as applicable, or make available, if the Rights Agent is the transfer agent or the warrant agent, as applicable) certificates representing the number of Units of a Class A Common Share, of a Class C Common Share, as applicable, to be purchased or, in the case of uncertificated shares or other securities, requisition from any transfer agent or warrant agent, as applicable, therefor a notice setting forth such number of shares or other securities to be purchased for which registration will be made on the transfer books of the Company (and the Company hereby irrevocably authorizes and directs its transfer agent and warrant agent to comply with all such requests), or, if the Company elects to deposit Common Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Units of a Common Share as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or notices or depositary receipts, as the case may be), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company or any transfer agent or warrant agent, as applicable therefor (from the Company if there shall be no such transfer agent or warrant agent, as applicable, or make available, if the Rights Agent is the transfer agent or warrant agent, as applicable) certificates representing the number of Class A Common Share Equivalents or Class C Common Share Equivalents, as applicable, (or, in the case of uncertificated securities, a notice of the number of Class A Common Share Equivalents or Class C Common Share Equivalents, as applicable, for which registration will be made on the transfer books of the Company) to be issued in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (iv) when appropriate, after receipt of such certificates or notices, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (v) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares or warrants in accordance with the provisions of Section 14 or in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (vi) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate, and (vii) when appropriate, deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by Section 11(l).

(c)    In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, the Company will prepare, execute and deliver a new Right Certificate evidencing the Rights remaining unexercised and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder of such Right Certificate or to his, her or its duly authorized assigns, subject to the provisions of Section 14.

(d)    Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate has (i) properly completed and duly executed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent may reasonably request.

8.    Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or to any of its stock transfer or warrant transfer agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, will be canceled by it, and no Right Certificates will be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. At the expense of the Company, the Rights Agent will deliver all Right Certificates that have been canceled by the Rights Agent to the Company, or will, at the written request of the Company, destroy or cause to be destroyed such canceled Right Certificates, and in such case will deliver a certificate of destruction thereof, executed by the Rights Agent, to the Company.

9.    Company Covenants Concerning Securities and Rights. The Company covenants and agrees that:

(a)    So long as the Class A Common Shares (and, following the occurrence of a Flip-in Event, other securities) issuable upon the exercise of the Class A Rights may be listed on a national securities exchange or quoted on a quotation system, it will use commercially reasonable efforts to cause, from and after such time as the Class A Rights become exercisable, all securities reserved for issuance upon the exercise of Class A Rights to be listed on such exchange or quoted on such system, upon official notice of issuance upon such exercise.

(b)    It will take all such action as may be necessary to ensure that all Common Shares (and, following the occurrence of a Flip-in Event, other securities) delivered (or evidenced by registration on the transfer books of the Company) upon exercise of Rights, at the time of delivery of the certificates for (or registration of) such securities, will be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and nonassessable securities.

(c)    It will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates representing securities issued upon the exercise of Rights (or, if such securities are uncertificated, the registration of such securities on the transfer books of the Company); provided, however, that the Company will not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing (or the registration of) securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates, depositary receipts or notices representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s reasonable satisfaction that no such tax is due.

(d)    In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Section 11, 14 or 24, it will make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when appropriate.

(e)    After the occurrence of any Flip-in Event, the Company will cause the OP General Partner to take all actions necessary to ensure that any holder of OP Units will be treated equitably vis-à-vis the holders of the Class A Common Shares (including, without limitation, the authorization or issuance of additional OP Units to each holder of OP Units (other than an Acquiring Person) in an amount that is commensurate to each such holder’s ownership of Class C Common Shares after giving effect to the dilution of the Acquiring Person contemplated by this Agreement). Notwithstanding the foregoing, if any holder of OP Units becomes an Acquiring Person (or is an Affiliate or Associate of a Person who becomes an Acquiring Person), then the Company will cause the OP General Partner to take all actions necessary under the OP Agreement to effect the dilution of such Acquiring Person, including such Acquiring Person’s OP Units (including, without limitation, the authorization or issuance of additional OP Units to all holders of OP Units other than the Acquiring Person to dilute such Acquiring Person’s ownership of OP Units) to a level commensurate with such Acquiring Person’s ownership of Class C Common Shares after giving effect to the dilution of the Acquiring Person contemplated by this Agreement. Any such dilution in connection with the foregoing sentence will be deemed equitable treatment for purposes of this Section 9(e).

10.    Record Date. Each Person in whose name any certificate representing Common Shares (and/or other securities, as the case may be) is issued (or in which such securities are registered upon the transfer books of the Company) upon the exercise of Rights will for all purposes be deemed to have become the holder of record of the Common Shares (and/or other securities, as the case may be) represented thereby on, and such certificate (or registration) will be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price and all applicable transfer taxes was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for the Common Shares (and/or other securities, as the case may be) are closed, such Person will be deemed to have become the record holder of such securities on, and such certificate (or registration) will be dated, the next succeeding Business Day on which the transfer books of the Company for the Common Shares, as applicable (and/or other securities, as the case may be) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate will not be entitled to any rights of a holder of any security for which the Rights are or may become exercisable, including without limitation the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11.    Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights. The Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)    (i)     In the event that the Company at any time after the date of this Agreement (A) declares a dividend on the Common Shares payable in Common Shares (B) subdivides the outstanding Common Shares, (C) combines the outstanding Common Shares into a smaller number of Common Shares, respectively, or (D) issues any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the applicable Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and/or the number and/or kind of Common Shares, or shares of other capital stock, as applicable, issuable on such date upon exercise of a Right, will be proportionately adjusted so that the holder of any Right exercised after such time is entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of Common Shares, or shares of other capital stock, as applicable, which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, the holder of such Right would have owned upon such exercise (and, in the case of a reclassification, would have retained after giving effect to such reclassification) and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii)    Subject to the provisions of Section 24, if any Person becomes an Acquiring Person, then, from and after the latest of the Distribution Date, the Share Acquisition Date and the date of the occurrence of such Flip-in Event, proper provision will be made so that each holder of (I) a Class A Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Class A Right equal to the product of (A) the then-current Class A Purchase Price multiplied by (B) ten thousand, multiplied by (C) the number of Units of a Class A Common Share for which a Class A Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of (A) the then-current Class A Purchase Price multiplied by (B) ten thousand, multiplied by (C) the number of Units of a Class A Common Share for which a Class A Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), such number of Class A Common Shares as equals the result obtained by (x) multiplying (A) the then-current Class A Purchase Price by (B) ten thousand, (C) multiplied by the number of Units of a Class A Common Share for which a Class A Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, multiplying (A) the then-current Class A Purchase Price by (B) ten thousand, multiplied by (C) the number of Units of a Class A Common Share, for which a Class A Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the Current Market Price per Class A Common Share (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip-in Event and (II) a Class C Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Class C Right equal to the product of (A) the then-current Class C Purchase Price multiplied by (B) ten thousand, multiplied by (C) the number of Units of a Class C Common Share for which a Class C Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of (A) the then-current Class C Purchase Price multiplied by (B) ten thousand, multiplied by (C) the number of Units of a Class C Common Share for which a Class C Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), such number of Class C Common Shares as equals the result obtained by (x) multiplying (A) the then-current Class C Purchase Price by (B) ten thousand, multiplied by (C) the number of Units of a Class C Common Share for which a Class C Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, multiplying (A) the then-current Class C Purchase Price by (B) ten thousand, multiplied by (C) the number of Units of a Class C Common Share, for which a Class C Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the Current Market Price per Class C Common Share (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip-in Event.

Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the occurrence of a Flip-in Event pursuant to either (1) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), and subsequent transferees of any of such Persons (each such Person described in (A)-(C) above, an “Excluded Person”), will be null and void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company will use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but will have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. Upon the occurrence of a Flip-in Event, no Right Certificate that represents Rights that are or have become null and void pursuant to the provisions of this Section 11(a)(ii) will thereafter be issued pursuant to Section 3 or Section 6, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this Section 11(a)(ii) will, upon receipt of written notice directing it to do so, be canceled by the Rights Agent.

(iii)    Upon the occurrence of a Flip-in Event, if there are not sufficient Class A Common Shares or Class C Common Shares authorized but unissued or issued but not outstanding to permit the issuance of all the Class A Common Shares and Class C Common Shares, respectively, issuable in accordance with Section 11(a)(ii) upon the exercise of a Class A Right or Class C Right, respectively, the Board will use its best efforts promptly to authorize and make available for issuance additional Class A Common Shares or Class C Common Shares, respectively, or other equity securities of the Company having equivalent voting rights and an equivalent value (as determined in good faith by the Board) to (1) the Class A Common Shares, with respect to the Class A Rights (“Class A Common Share Equivalents”) and (2) the Class C Common Shares, with respect to the Class C Rights (“Class C Common Share Equivalents”, and collectively, the “Security Equivalents”). In the event that Security Equivalents are so authorized, upon the exercise of a Right in accordance with the provisions of Section 7, the registered holder will be entitled to receive (A) as applicable, Class A Common Shares or Class C Common Shares, to the extent any are available, and (B) a number of applicable Security Equivalents, which the Board has determined in good faith to have a value equivalent to the excess of (x) the aggregate applicable Current Market Price per Security on the date of the occurrence of the most recent Flip-in Event of all the Class A Common Shares or Class C Common Shares, or, respectively, issuable in accordance with Section 11(a)(ii) upon the exercise of a Right (the “Exercise Value”) over (y) the aggregate Current Market Price per Security on the date of the occurrence of the most recent Flip-in Event of any Class A Common Shares or Class C Common Shares, respectively, available for issuance upon the exercise of such Right; provided, however, that if at any time after 90 calendar days after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of the most recent Flip-in Event, there are not sufficient Common Shares and/or Security Equivalents available for issuance upon the exercise of a Right, then the Company will be obligated to deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, as applicable, Class A Common Shares or Class C Common Shares (in each case, to the extent available), Security Equivalents (to the extent available) and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the Share Acquisition Date), which securities and cash have an aggregate value equal to the excess of (I) the Exercise Value over (II) the product of the then-current Purchase Price multiplied by the number of Units of a Class A Common Share, of a Class C Common Share, as applicable, for which a Right was exercisable immediately prior to the date of the occurrence of the most recent Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of Units of a Class A Common Share, of a Class C Common Share, as applicable, for which a Right would have been exercisable immediately prior to the date of the occurrence of such Flip-in Event if no other Flip-in Event had previously occurred). To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company will pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis and will continue to make payments on a pro rata basis as promptly as funds become available until the full amount due to each such Rights holder has been paid.

(b)    In the event that the Company fixes a record date for the issuance of rights, options or warrants to all holders of:

(i)    Class A Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Class A Common Shares (or Class A Common Share Equivalents) or securities convertible into Class A Common Shares or Class A Common Share Equivalents at a price per Class A Common Share or Class A Common Share Equivalent (or having a conversion price per share, if a security convertible into Class A Common Shares or Class A Common Share Equivalents) less than the Current Market Price per Class A Common Share (determined pursuant to Section 11(d)) on such record date, the Class A Purchase Price to be in effect after such record date will be determined by multiplying the Class A Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Class A Common Shares outstanding on such record date plus the number of Class A Common Shares which the aggregate offering price of the total number of Class A Common Shares and/or Class A Common Share Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price per Class A Common Share and the denominator of which is the number of Class A Common Shares outstanding on such record date plus the number of additional Class A Common Shares and/or Class A Common Share Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); and

(ii)    Class C Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Class C Common Shares (or Class C Common Share Equivalents) or securities convertible into Class C Common Shares or Class C Common Share Equivalents at a price per Class C Common Share or Class C Common Share Equivalent (or having a conversion price per share, if a security convertible into Class C Common Shares or Class C Common Share Equivalents) less than the Current Market Price per Class C Common Share (determined pursuant to Section 11(d)) on such record date, the Class C Purchase Price to be in effect after such record date will be determined by multiplying the Class C Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Class C Common Shares outstanding on such record date plus the number of Class C Common Shares which the aggregate offering price of the total number of Class C Common Shares and/or Class C Common Share Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price per Class C Common Share and the denominator of which is the number of Class C Common Shares outstanding on such record date plus the number of additional Class C Common Shares and/or Class C Common Share Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible)

provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration will be as determined in good faith by the Board, which determination will be described in a reasonably detailed statement filed with the Rights Agent. Class A Common Shares and Class C Common Shares owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)    In the event that the Company fixes a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the Current Market Price per Common Share (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which Common Shares begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board, which determination will be described in a reasonably detailed statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one Common Share, as applicable, and the denominator of which is such Current Market Price per Common Share; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price will again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)    For the purpose of any computation hereunder, the “Current Market Price” per any security (a “Security”) (for purposes of this Section 11(d)) on any date will be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Market Price per share of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price per share of such Security will be appropriately adjusted to take into account ex-dividend trading or to reflect the Current Market Price per share equivalent of such Security. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated quotation system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated quotation system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such market then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. If the Security is not publicly held or not so listed or traded, or is not the subject of available bid and asked quotes, “Current Market Price” per share will mean the fair value per share as determined in good faith by the Board, which determination will be described in a reasonably detailed statement filed with the Rights Agent and shall be conclusive for all purposes of this Agreement. For all purposes of this Agreement, the Current Market Price of one Unit of a Common Share will be equal to the Current Market Price per one Common Share divided by ten thousand.

(e)    Except as set forth below, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f)    If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than Common Shares, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections 7, 9, 10, and 14 with respect to the Common Shares (and the Purchase Price in respect thereof) will apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g)    All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder will evidence the right to purchase, at the adjusted Purchase Price, the number of Units of a Class A Common Share or of a Class C Common Share, as applicable, in each case, issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)    Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of a Common Share (calculated to the nearest one ten-thousandth of a Common Share) obtained by (i) multiplying (x) the number of Units of a Common Share, issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)    The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of Units of a Common Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of Units of a Common Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, will be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to the provisions of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)    Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Right Certificate issued hereunder.

(k)    Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the Common Shares or any other securities of the Company issuable upon exercise of the Rights, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of Units of a Common Share or such other securities, as the case may be, at such adjusted Purchase Price.

(l)    In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares or other securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Common Shares or other securities upon the occurrence of the event requiring such adjustment.

(m)    Notwithstanding anything in this Agreement to the contrary, the Company will be entitled (but not obligated) to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board determines to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of Common Shares at less than the Current Market Price per share of Security therefor, (iii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Shares is not taxable to such holders.

12.    Certificate of Adjusted Purchase Price or Number of Securities. Whenever an adjustment is made or event occurs as provided in Section 11, the Company will promptly (a) prepare a certificate setting forth such adjustment and a brief reasonably detailed statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares, and (c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 26. Notwithstanding the foregoing sentence, the failure of the Company to make such certification, give such notice or mail such summary shall not affect the validity of or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall not be obligated or responsible for calculating any adjustment, nor shall the Rights Agent be deemed to have knowledge of such an adjustment or any such event, unless and until it shall have received such certificate.

13.    [Reserved].

14.    Fractional Rights and Fractional Securities. (a) The Company will not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company will pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights otherwise would be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For the purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for any day is the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal quotation system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal quotation system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such market then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right will mean the fair value thereof as determined in good faith by the Board, which determination will be described in a statement filed with the Rights Agent.

(b)    Prior to the occurrence of a Flip-in Event, the Company will not be required to issue fractions of Common Shares (other than fractions which are integral multiples of one Unit of a Common Share) upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares or to register fractional Common Shares on the transfer books of the Company (other than fractions which are integral multiples of one Unit of a Common Share). Fractions of Common Shares in integral multiples of one Unit of a Common Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Common Shares, represented by such depositary receipts. In lieu of fractional Common Shares that are not integral multiples of one Unit of a Common Share, the Company may pay to any Person to whom or which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one Common Share, as applicable. For purposes of this Section 14(b), the current market value of one Common Share is the closing price of the Common Shares (as determined in the manner set forth in the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

(c)    Following the occurrence of a Flip-in Event, the Company will not be required to issue fractions of Common Shares or other securities issuable upon exercise or exchange of the Rights or to distribute certificates which evidence any such fractional securities or to register any such fractional securities on the transfer books of the Company. In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security. For purposes of this Section 14(c), the current market value of one Common Share or other security issuable upon the exercise or exchange of Rights is the closing price thereof (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise or exchange; provided, however, that if neither the Common Shares nor any such other securities are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Common Share or such other security will mean the fair value thereof as determined in good faith by the Board, which determination will mean the fair value thereof as will be described in a statement filed with the Rights Agent.

(d)    Whenever a payment for fractional securities is to be made by the Rights Agent under any section of this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

15.    Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the holder of any Common Shares), may in his/her own behalf and for his/her own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his/her right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

16.    Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)    Prior to the Distribution Date, the Rights are transferable only in connection with the transfer of the Common Shares;

(b)    After the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and with the appropriate forms and certificates fully completed and executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request;

(c)    The Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate, as applicable, if any, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary;

(d)    Such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14; and

(e)    Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company will use commercially reasonable efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

17.    Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate will be entitled to vote, receive dividends, or be deemed for any purpose the holder of Common Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor will anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Agreement or exchanged pursuant to the provisions of Section 24.

18.    Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, to reimburse the Rights Agent for all of its reasonable and documented expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, administration, execution and amendment, of this Agreement and the exercise and performance of its duties hereunder. The Company also covenants and agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including without limitation the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or which it may become subject, without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Rights Agent in connection with the execution, acceptance, administration of, exercise and performance of its duties under this Agreement, including the reasonable costs and expenses of defending against any claim or liability arising therefrom, directly or indirectly, or enforcing its rights hereunder. The provisions under this Section 18 and Section 20 shall survive the expiration of the Rights and the termination of this Agreement and the resignation, replacement or removal of the Rights Agent. The reasonable costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

(b)    The Rights Agent shall be fully authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for

Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing.

(c)    To the extent the Company is not also a party to an action, proceeding, suit or claim against the Rights Agent concerning this Agreement or the performance by the Rights Agent of its duties hereunder, the Rights Agent shall as promptly as practicable notify the Company in accordance with Section 26 of the assertion of such action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent has actual notice of such assertion of an action, proceeding, suit or claim or has been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim; provided, that the failure to provide such notice promptly shall not affect the rights of the Rights Agent hereunder, except to the extent a court of competent jurisdiction determines that such failure actually prejudiced the Company. The Company shall be entitled to participate, at its own expense, in the defense of any such action, proceeding, suit or claim. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)    Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever, even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Notwithstanding anything to the contrary herein, any liability of the Rights Agent under this Agreement shall be limited to the amount of fees (but not including any reimbursed costs) paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

19.    Merger or Consolidation or Change of Name of Rights Agent. (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. If, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned. If at that time, any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b)    If at any time the name of the Rights Agent changes and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

20.    Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform its duties and obligations hereunder upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)    The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee or legal counsel of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of as to any action taken or omitted by it (in the absence of bad faith) and in accordance with such advice or opinion.

(b)    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed herein) may be deemed to be conclusively proved and established by a certificate signed by a person reasonably believed by the Rights Agent to be any one of the Chief Executive Officer, the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered, or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such a certificate as set forth in this Section 20(b).

(c)    The Rights Agent shall be liable to the Company and any other Person hereunder only for its own and its employees’, directors’, officers’ and agents’ gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees (but not including reimbursable expenses) paid by the Company to the Rights Agent during the twelve months immediately preceding the event for which recovery from the Rights Agent is being sought.

(d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same. All such statements and recitals are and shall be deemed to have been made by the Company only.

(e)    The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the legality or validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any determination by the Board with the respect to the Rights or breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any modification by or order of any court, tribunal, or governmental authority in connection with the foregoing, any change in the exercisability of the Rights or any adjustment required under the provisions of Section 11 (including any adjustment which results in Rights becoming null and void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12 describing such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when so issued, be validly authorized and issued, fully paid, and nonassessable.

(f)    The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or requested by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)    The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any person reasonably believed by the Rights Agent to be from any one of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and such advice or instructions shall provide full authorization and protection to the Rights Agent, and the Rights Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in accordance with the written advice or instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent advice or instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement.

(h)    The Rights Agent and any affiliate, stockholder, director, officer, agent, representative or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent and such other Persons from acting in any other capacity for the Company or for any other Person.

(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents. The Rights Agent shall not be answerable or accountable for any act, omission, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect, or misconduct, absent gross negligence or bad faith in the selection and continued employment of such attorneys or agents thereof (which gross negligence or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction). The Rights Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

(j)    If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent will not take any further action with respect to such requested exercise, transfer, split up, combination or exchange without first consulting with the Company, and will thereafter take further action with respect thereto only in accordance with the Company’s written instructions; provided, that the Rights Agent shall not be responsible for delays arising from its obligations under this Section 20(j).

(k)    No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(l)    The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including without limitation any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

(m)    The Rights Agent shall have no responsibility to the Company or any holders of the Right Certificates for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.

21.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties as Rights Agent under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit his/her Right Certificate for inspection by the Company), then the incumbent Right Agent or registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be (a) a corporation or other legal entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing, and shall thereafter be discharged from all duties and obligations hereunder. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent, each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22.    Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind of securities issuable upon exercise of the Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into Common Shares, and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.

23.    Redemption. (a) The Board may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the earlier of (i) the Close of Business on the 10th day following the Share Acquisition Date (or, if the 10th day following the Share Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Expiration Date. Any such redemption may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

(b)    Immediately upon the effectiveness of the redemption of the Rights as provided in Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price, without interest thereon. Promptly after the effectiveness of the redemption of the Rights as provided in Section 23(a), the Company will publicly announce such redemption and, within 10 calendar days thereafter, will give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares, or any other form of consideration deemed appropriate by the Board (based upon the fair market value of such other consideration, determined by the Board in good faith) or any combination thereof. The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Common Shares, as applicable, and, to the extent that any such other payment is discretionary, may reduce the amount thereof on account of the concurrent payment of the Redemption Price. If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Board) at the time of redemption, the Company will pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.

24.    Exchange.    (a) The Board may, at its option, at any time after the Share Acquisition Date, mandatorily exchange all or part of the then-outstanding and exercisable Rights (which will not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one Class A Common Share per Class A Right and one Class C Common Share per Class C Right, as applicable, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Any such exchange will be effective immediately upon the action of the Board ordering the same, unless such action of the Board expressly provides that such exchange will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such exchange will be effective in accordance with the provisions of such action of the Board). Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Shares issuable pursuant to the exchange, and all Persons entitled to receive Common Shares, applicable, pursuant to the exchange shall be entitled to receive such Common Shares, as applicable (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b)    Immediately upon the effectiveness of the exchange of any Class A Rights or Class C Rights, as provided in Section 24(a), and without any further action and without any notice, the right to exercise such Rights will terminate and the only right with respect to such Rights thereafter of the holder of such Rights will be to receive that number of Class A Common Shares or Class C Common Shares, respectively, equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give reasonably detailed written notice of any such exchange to the Rights Agent. Promptly after the effectiveness of the exchange of any Rights as provided in Section 24(a), the Company will publicly announce such exchange and, within 10 calendar days thereafter, will give notice of such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Class A Common Shares for Class A Rights or Class C Common Shares for Class C Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights. Prior to effecting any exchange and registering shares in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company reasonably requests in order to determine if such Rights are null and void. If any Person fails to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void.

(c)    In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any Class A Common Share or Class C Common Share exchangeable for a Right (i) applicable Security Equivalents, (ii) cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board (which determination will be described in a reasonably detailed statement filed with the Rights Agent), equal to the applicable Current Market Price (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.

25.    Notice of Certain Events. (a) If, after the Distribution Date, the Company proposes (i) to offer to the holders of Common Shares rights, options or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (ii) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons other than the Company or one or more of its wholly owned Subsidiaries, (iii) to effect the liquidation, dissolution or winding up of the Company, or (iv) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or reclassification of the Common Shares then, in each such case, the Company will give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, and the Right Agent, a reasonably detailed notice of such proposed action, which specifies the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares, as applicable, if any such date is to be fixed, and such notice will be so given, in the case of any action covered by clause (i) or (iv) above, at least 10 calendar days prior to the record date for determining holders of the Common Shares, as applicable, for purposes of such action, and, in the case of any such other action, at least 10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, as applicable, whichever is the earlier.

(b)    In case any Flip-in Event occurs, then, in any such case, the Company will as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which specifies the event and the consequences of the event to holders of Rights

(c)    Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of any Rights or of any Common Shares for purposes of this Agreement, but shall not constitute sufficient notice to the Rights Agent.

26.    Notices. (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if in writing and sent by first-class or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid, (or by email, if receipt is confirmed) addressed (until another address is filed in writing with the Rights Agent) as follows:

WeWork Inc.

75 Rockefeller Plaza

10th Floor

New York, New York 10019

Attention: Chief Legal Officer

Email: pam@wework.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 909-3035

Attention: Sarkis Jebejian, P.C., Shaun J. Mathew, P.C., and Keri Schick Norton, P.C.

(b)    Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if in writing and sent by first-class or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Compliance Department

(c)    Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior the Distribution Date, to the holder of any Common Shares) shall be sufficiently given or made if in writing, sent by first-class or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid, properly addressed to such holder at the address of such holder as shown on the registry books of the Company.

27.    Supplements and Amendments. The Company may from time to time, and the Rights Agent shall if the Company so directs in writing, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any change to or delete any provision hereof or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, that, at any time after the Close of Business on the 10th day following the Share Acquisition Date (or, if the 10th day following the Share Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates and Associates). For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights (and any of the Company’s securities) as contemplated hereby and to ensure that an Excluded Person does not obtain the benefits thereof, and amendments in respect of the foregoing shall not be deemed to adversely affect the interests of the holders of Rights. Any supplement or amendment authorized by this Section 27 will be evidenced by a writing signed by the Company and the Rights Agent, subject to certification by any of the officers of the Company that any such supplement or amendment complies with this Section 27. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to execute any supplement or amendment to this Agreement that it has reasonably determined would adversely affect its own rights, duties, obligations or immunities hereunder. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent.

28.    Successors; Certain Covenants. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will be binding on and inure to the benefit of their respective successors and assigns hereunder.

29.    Benefits of This Agreement. Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement. This Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Right Certificates (or prior to the Distribution Date, the Common Shares).

30.    Governing Law. This Agreement, each Right and each Right Certificate issued hereunder will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State. The Company and, by accepting Rights hereunder, each holder of Rights (but not the Rights Agent): (a) irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if such court shall lack subject matter jurisdiction, the Superior Court of the State of Delaware, or, if such court shall lack jurisdiction, the United States District Court for the District of Delaware, over any suit, action or proceeding arising out of or relating to this Agreement; (b) acknowledge that the forum designated by this Section 30 has a reasonable relation to this Agreement and to such Persons’ relationship with one another; (c) waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in this Section 30; (d) undertake not to commence any action subject to this Agreement in any forum other than the forum described in this Section 30; (e) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such Persons.

31.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction; provided, further, that if such excluded provision shall materially and adversely affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

32.    Descriptive Headings, Etc. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof. Unless otherwise expressly stated, references herein to Articles, Sections, subsections, paragraphs and Exhibits are to Articles, Sections, subsections, paragraphs and Exhibits of or to this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

33.    Determinations and Actions by the Board. Other than with respect to rights, duties, obligations and immunities of the Rights Agent, the Board will have the exclusive power and authority to administer this Agreement and to exercise or refrain from exercising any rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power (i) to interpret the provisions of this Agreement (including without limitation Section 27, this Section 33 and other provisions hereof relating to its powers or authority hereunder) and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation any determination contemplated by Section 1(a) or any determination as to whether particular Rights shall have become null and void). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent (except with respect to any dispute concerning the Rights Agent’s own rights, duties, obligations or immunities under this Agreement), the holders of the Rights and all other parties and (y) not subject the Board to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights. The Rights Agent is entitled always to assume the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

34.    Tax Compliance and Withholding. The Company hereby authorizes the Rights Agent to deduct from all payments disbursed by the Rights Agent to the holders of the Rights, if applicable, the tax required to be withheld pursuant to the Code, or by any other applicable federal or state statutes in effect as of the date hereof or subsequently enacted, and to make the necessary returns and payments of such tax to the relevant taxing authority. The Company will provide withholding and reporting instructions in writing to the Rights Agent from time to time as relevant, and upon request of the Rights Agent. The Rights Agent shall have no responsibilities with respect to tax withholding, reporting or payment except as specifically instructed by the Company.

35.    Suspension of Exercisability or Exchangeability. To the extent that the Board determines in good faith that some action will or may need be taken pursuant to, or in order to properly give effect to, Section 7, 11, 21 or 24 or to comply with federal or state securities laws or rules and regulations of any national securities exchange on which the Common Shares are listed or admitted to trading, the Company may suspend the exercisability or exchangeability of the Rights for a reasonable period sufficient to allow it to take such action or comply with such laws or rules and regulations. In the event of any such suspension, the Company will issue as promptly as practicable a public announcement stating that the exercisability or exchangeability of the Rights has been temporarily suspended, and shall promptly provide a copy of such announcement to the Rights Agent. Notice thereof will not be required other than to the Rights Agent. Upon such suspension, any rights of action vested in a holder of Rights will be similarly suspended. Failure to give a notice pursuant to the provisions of this Agreement will not affect the validity of any action taken hereunder.

36.    Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including without limitation acts of God, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

37.    Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument. A signature to this Agreement transmitted electronically will have the same authority, effect and enforceability as an original signature.

38.    Process to Seek Exemption. Any Person who desires to effect any acquisition of Class A Common Shares that might, if consummated, result in such becoming an Acquiring Person (such Person, a “Requesting Person”) may request that the Board grant an exemption with respect to such acquisition under this Agreement so that such transaction would be deemed an Exempt Transaction for purposes of this Agreement (such request, an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of Class A Common Shares then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Class A Common Shares aggregating 4.9% or more of the Class A Common Shares then outstanding and the maximum number and percentage of Class A Common Shares that the Requesting Person proposes to acquire. The Board shall endeavor to respond to an Exemption Request within 20 Business Days after receipt of such Exemption Request; provided, that the failure of the Board to make a determination within 20 Business Days after receipt of an Exemption Request shall be deemed to constitute denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Company or the Board and its advisors to assist the Board in making its determination. The Board shall only grant an exemption in response to an Exemption Request if it receives, at the request of the Board, a report from the Company’s advisors to the effect that the acquisition of Beneficial Ownership of Class A Common Shares by the Requesting Person does not create a significant risk of material adverse tax consequences to the Company or the Board otherwise determines in its sole and absolute discretion that the exemption is in the best interests of the Company. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of Class A Common Shares in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Company’s Tax Attributes. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the determination of the Board with respect thereto, unless the information contained in the Exemption Request or the determination of the Board with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by the directors who are independent of the Requesting Person and disinterested with respect to the Exemption Request and the action of a majority of such directors shall be deemed to be the determination of the Board for purposes of such Exemption Request. The Company shall notify the Rights Agent of any exemption granted under this Section 38.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

WEWORK INC.

By:	/s/ Pam Swidler
Name:	Pam Swidler
Title:	Chief Legal Officer, Chief Compliance Officer and Secretary

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Steven Vacante
Name:	Steven Vacante
Title:	Vice President

[Tax Asset Preservation Plan Signature Page]

EXHIBIT A

FORM OF CLASS [A]/[C] RIGHT CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE TAX ASSET PRESERVATION PLAN). THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE TAX ASSET PRESERVATION PLAN. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE TAX ASSET PRESERVATION PLAN, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX ASSET PRESERVATION PLAN) OR A TRANSFEREE THEREOF MAY BECOME NULL AND VOID.

Class [A]/[C] Right Certificate

WEWORK INC.

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Tax Asset Preservation Plan, dated as of April 7, 2023 (the “Tax Asset Preservation Plan”), between WeWork Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Rights Agent”), as it may be amended from time to time, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Tax Asset Preservation Plan) and prior to the Expiration Date (as such term is defined in the Tax Asset Preservation Plan) at the principal office or offices of the Rights Agent designated for such purpose, or the office of any successor Rights Agent, one ten-thousandth (a “Unit”) of a fully paid nonassessable share of Class [A]/[C] Common Stock, par value $0.0001 per share (the “Class [A]/[C] Common Shares”), of the Company, at a purchase price per Class [A]/[C] Common Shares equal to the quotient of (x) $8.00 divided by (y) ten thousand (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate properly completed and duly executed, accompanied by such documentation as the Rights Agent may reasonably request, and in each case, subject to adjustment pursuant to the terms of the Tax Asset Preservation Plan. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of Units of a Class [A]/[C] Common Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Tax Asset Preservation Plan, based on the Class [A]/[C] Common Shares as constituted at such date.

As provided in the Tax Asset Preservation Plan, the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the occurrence of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Tax Asset Preservation Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Tax Asset Preservation Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Tax Asset Preservation Plan. Copies of the Tax Asset Preservation Plan are on file at the office of the Rights Agent designated for such purpose and can be obtained from the Company without charge upon written request therefor. Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Tax Asset Preservation Plan.

Pursuant to the Tax Asset Preservation Plan, from and after the first occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-in Event pursuant to either (a) a transfer from an

Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Tax Asset Preservation Plan, and subsequent transferees of any of such Persons, will be null and void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Tax Asset Preservation Plan. From and after the occurrence of a Flip-in Event, no Right Certificate will be issued that represents Rights that are or have become null and void pursuant to the provisions of the Tax Asset Preservation Plan, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of the Tax Asset Preservation Plan will be canceled.

This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the holder to purchase a like number of Units of a Class [A]/[C] Common Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the office or offices of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed, accompanied by such documentation as the Rights Agent may reasonably request.

Subject to the provisions of the Tax Asset Preservation Plan, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right or may be exchanged in whole or in part. The Tax Asset Preservation Plan may be supplemented and amended by the Company, as provided therein.

The Company is not required to issue fractions of Class [A]/[C] Common Shares (other than fractions which are integral multiples of one Unit of a Class [A]/[C] Common Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Class [A]/[C] Common Shares or other securities, the Company may make a cash payment, as provided in the Tax Asset Preservation Plan.

No holder of this Right Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Class [A]/[C] Common Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Tax Asset Preservation Plan be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Tax Asset Preservation Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised in accordance with the provisions of the Tax Asset Preservation Plan.

This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

WITNESS the facsimile signature of the officers of the Company and its corporate seal. Dated as of                     ,         .

ATTEST	WEWORK INC.

By:
Name:
Title:

Countersigned:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)    the Rights evidenced by this Right Certificate [    ] are [    ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person and are not issued with respect to Common Shares underlying a Derivatives Position described in the definition of Beneficial Owner (as such terms are defined in the Tax Asset Preservation Plan);

(2)    after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                     ,

Signature

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Right Certificate)

To WeWork Inc.:

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the Class [A]/[C] Common Shares or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number:

(please print name and address)

If such number of Rights is not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security or other identifying number:

(please print name and address)

Dated:                     ,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)    the Rights evidenced by this Right Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person and are not issued with respect to Common Shares underlying a Derivatives Position described in the definition of Beneficial Owner (as such terms are defined pursuant to the Tax Asset Preservation Plan);

(2)    after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                     ,

Signature

NOTICE

Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such assignment or election to purchase will not be honored.

Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved medallion signature program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO THE

STOCKHOLDERS AGREEMENT

THIS FIRST AMENDMENT TO THE STOCKHOLDERS AGREEMENT (this “Amendment”) is made and entered into as of April 7, 2023, by and among (i) WeWork Inc. (the “Company”), (ii) SVF Endurance (Cayman) Limited (“SVF 1”), (iii) SVF II WW Holdings (Cayman) Limited (formerly known as SB WW Holdings (Cayman) Limited) (“SVF 2”) and (iv) Benchmark Capital Partners VII (AIV), L.P. (“Benchmark Investor” and, together with SVF 1 and SVF 2, each a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used but not defined in this Amendment shall have the respective meanings set forth in the Stockholders Agreement (as defined below).

WHEREAS, on October 20, 2021, the Company, Benchmark Investor, SVF 1 and certain other parties entered into that certain Stockholders Agreement (as amended, restated or modified from time to time, the “Stockholders Agreement”);

WHEREAS, as a result of the Unanimous Written Consent of the Board of Directors of the Company (the “Board”), dated April 7, 2023, the Board declared a dividend distribution of (i) one right (a “Class A Right”) for each share of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Shares”) and (ii) one right (a “Class C Right”) for each share of Class C Common Stock, par value $0.0001 per share, of the Company (the “Class C Common Stock,” and, together with the Class A Common Stock, the “Common Shares”); with each dividend distribution made payable on April 18, 2023 to stockholders of record of the Common Shares issued and outstanding at the close of business on that date, with each Class A Right representing the right to purchase one ten-thousandth of a share of Class A Common Stock and each Class C Right representing the right to purchase one ten-thousandth of a share of Class C Common Stock, in each case upon the terms and subject to conditions substantially in the form set forth in that certain Tax Asset Preservation Plan, adopted by the Company with Continental Stock Transfer as rights agent on April 7, 2023 (the “Tax Asset Preservation Plan”); and

WHEREAS, in connection with the Tax Asset Preservation Plan, pursuant to, and in accordance with, Section 5.1 of the Stockholders Agreement, the Company and the Stockholders desire to amend the Stockholders Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1    New Section 2.13.    The Stockholders Agreement is hereby amended to add the following as a new Section 2.13 to the Stockholders Agreement:

(a) The Company shall not amend, modify, supplement or waive any terms of the Tax Asset Preservation Plan without the prior written approval of SVF1 and SVF 2.

(b) For so long as SVF 1 and SVF 2 or any of their respective Affiliates collectively hold a number of shares representing more than 50% of the outstanding voting securities of the Company, (i) prior to adopting any stockholder rights agreement other than the Tax Asset Preservation Plan (the “Other Stockholder Rights Agreement”), the Board and the Company shall consult with and seek the input of SVF 1 and SVF 2, and (ii) in the event that the Company adopts an Other Stockholder Rights Agreement, upon the written request of SVF1 or SVF 2, the Board and the Company shall take all actions as are necessary to promptly call a special meeting of stockholders of the Company in accordance with the Charter for the purpose of allowing the stockholders of the Company the right to vote to terminate the Other Stockholder Rights Agreement.

ARTICLE II

MISCELLANEOUS

Section 2.1    Effect of Amendment. This Amendment shall not constitute an amendment or modification of any provision of, or schedule or exhibit to, the Stockholders Agreement not expressly referred to in this Amendment. Except as expressly amended or modified in this Amendment, the provisions of the Stockholders Agreement are and remain in full force and effect. Whenever the Stockholders Agreement is referred to in the Stockholders Agreement or in any other agreement, document or instrument, such reference shall be deemed to be to the Stockholders Agreement, as amended by this Amendment, whether or not specific reference is made to this Amendment.

Section 2.2    Further Assurances. The Stockholders agree, without further consideration, to execute such further instruments and to take such further actions as may be necessary or desirable to carry out the purposes and intent of this Amendment.

Section 2.3     General Provisions. Section 5.1 (Amendment and Waiver), Section 5.2 (Severability), the first sentence of Section 5.3 (Entire Agreement), Section 5.4 (Transfers; Successors and Assigns), Section 5.5 (Counterparts), Section 5.6 (Remedies), Section 5.7 (Notices), Section 5.8 (Governing Law), Section 5.9 (Consent to Jurisdiction and Service of Process; Waiver of Jury Trial), Section 5.10 (Waiver of Trial by Jury), and Section 5.11 (Descriptive Headings) of the Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[signature page follows]

2

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

THE COMPANY

WeWork Inc.

By:	/s/ Pam Swidler
Name:	Pam Swidler
Title:	Chief Legal Officer, Chief Compliance Officer and Secretary

[First Amendment to the Stockholders Agreement]

SVF 1

SVF ENDURANCE (CAYMAN) LIMITED

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

[First Amendment to the Stockholders Agreement]

SVF 2

SVF II WW HOLDINGS (CAYMAN) LIMITED
(f/k/a SB WW Holdings (Cayman) Limited)

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

[First Amendment to the Stockholders Agreement]

BENCHMARK INVESTOR

BENCHMARK CAPITAL PARTNERS VII (AIV), L.P.

as nominee for

Benchmark Capital Partners VII (ATV), L.P.,

Benchmark Founders’ Fund VII, L.P. and

Benchmark Founders’ Fund VII-B, L.P.

By:	Benchmark Capital Management Co. VII, L.L.C.,
its general partner

By:	/s/ An-Yen Hu
Name:	An-Yen Hu
Title:	Officer

[First Amendment to the Stockholders Agreement]

Exhibit 99.1

WeWork Adopts Tax Asset Preservation Plan Designed to Protect Long-Term Stockholder Value by Preserving the Availability of Its Tax Assets

•	Preserving long-term stockholder value by adopting a Section 382 rights plan intended to protect tax assets by reducing the likelihood of an ownership change (as defined in the Internal Revenue Code)

•

Tax Asset Preservation Plan in effect immediately to deter any person or group from acquiring beneficial ownership of 4.9% or more of WeWork’s outstanding Class A common stock and compromising the availability of WeWork’s NOLs and other tax attributes

NEW YORK, APRIL 7, 2023 —(BUSINESS WIRE)— WeWork Inc. (NYSE: WE) (“WeWork”), the leading global flexible space provider, today announced that its Board of Directors (the “Board”) has adopted a stockholder rights plan designed to protect long-term stockholder value by preserving the availability of WeWork’s net operating loss carryforwards (“NOLs”) and other tax attributes under the Internal Revenue Code (the “Tax Asset Preservation Plan”). The Board took this action in connection with the various transactions announced by WeWork on March 17, 2023 to significantly deleverage WeWork’s capital structure and bolster liquidity by restructuring its outstanding debt and raising additional capital (collectively, the “Specified Transactions”).

As of December 31, 2021, WeWork had approximately $6.9 billion of U.S. federal NOLs and $6.6 billion of state NOLs that could be available to offset its future federal taxable income and state taxable income, respectively. WeWork’s ability to use these NOLs and other U.S. tax assets would be substantially limited if it experienced an “ownership change” within the meaning of Section 382 of the Internal Revenue Code (the “Code”). In general, a company would undergo an ownership change if its “5-percent shareholders” (determined under Section 382 of the Code) increased their ownership of the value of such company’s stock by more than 50 percentage points over a rolling three-year period. The Tax Asset Preservation Plan is intended to reduce the likelihood of such an “ownership change” at WeWork by deterring any person or group from acquiring beneficial ownership of 4.9% or more of WeWork’s outstanding Class A common stock.

The Tax Asset Preservation Plan is similar to those adopted by numerous other public companies with significant NOLs and/or other tax assets. The Tax Asset Preservation Plan is not designed to prevent any action that the Board determines to be in the best interests of WeWork and its stockholders, and will help to ensure that the Board remains in the best position to discharge its fiduciary duties.

Under the Tax Asset Preservation Plan, rights will initially be transferable only with the underlying shares of WeWork’s Class A common stock and Class C common stock. The rights will generally become exercisable only if a person (or any persons acting as a group) acquires 4.9% or more of WeWork’s outstanding Class A common stock. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of Class A common stock (or in the case of holders of Class C common stock, shares of Class C common stock) at a 50% discount or WeWork may exchange each right held by holders of Class A common stock for one share of Class A common stock (and in the case of holders of Class C common stock, each right would be exchanged for one share of Class C common stock). All holders of partnership units in The We Company Management Holdings L.P. (other than any triggering person) will be treated equitably vis-à-vis the holders of the Class A common stock if the rights become exercisable.

Under the Tax Asset Preservation Plan, any person that currently owns 4.9% or more of WeWork’s Class A common stock may continue to own its shares of Class A common stock but may not acquire any additional shares of Class A common stock without triggering the Tax Asset Preservation Plan. Also under the Tax Asset Preservation Plan, partnership units in The We Company Management Holdings L.P. and shares of WeWork’s Class C common stock are not treated as “beneficially owned” when determining whether a person owns 4.9% or more of WeWork’s Class A common stock. Therefore, the exchange of any partnership units (and the corresponding shares of WeWork’s Class C common stock) into shares of WeWork’s Class A common stock would trigger the Tax Asset Preservation Plan to the extent the Class A common stock received upon exchange (i) increases the ownership of a 4.9% or greater holder of WeWork’s Class A common stock by even one additional share or (ii) increases the ownership of a holder of WeWork’s Class A common stock to 4.9% or greater of the outstanding shares of WeWork’s Class A common stock. The Board has the discretion to exempt any person or group as well as any transaction from the provisions of the Tax Asset Preservation Plan.

The Tax Asset Preservation Plan took effect on April 7, 2023 and is scheduled to continue in effect until April 6, 2024, unless terminated earlier in accordance with its terms.

Additional information about the Tax Asset Preservation Plan will be available on a Current Report on Form 8-K to be filed by WeWork with the U.S. Securities and Exchange Commission (the “SEC”).

About WeWork

WeWork (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become one of the leading global flexible space providers committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the Specified Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the Specified Transactions, and certain stockholder approvals, WeWork filed with the SEC a preliminary proxy statement. The proxy statement is in preliminary form, and WeWork intends to file a definitive proxy statement (as amended or supplemented from time to time, the “proxy statement”). BEFORE MAKING ANY VOTING DECISION, WEWORK’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE SPECIFIED TRANSACTIONS AND CERTAIN STOCKHOLDER APPROVALS, OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIFIED TRANSACTIONS AND CERTAIN STOCKHOLDER APPROVALS, AND THE PARTIES TO THE SPECIFIED TRANSACTIONS. WeWork’s stockholders and investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (when available) from the SEC’s website at www.sec.gov. WeWork stockholders and investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a written request to WeWork Inc., 75 Rockefeller Plaza, 10th Floor, New York, NY 10019, Attention: Investor Relations or from WeWork’s website, www.investors.wework.com.

PARTICIPANTS IN THE SOLICITATION

WeWork and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of WeWork in respect of certain stockholder approvals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of WeWork in respect of certain stockholder approvals, including a description of their direct or indirect interests, by security holdings or otherwise, is available in WeWork’s preliminary proxy statement, which was filed with the SEC on April 3, 2023, and will be set forth in WeWork’s definitive proxy statement. Information regarding WeWork’s directors and executive officers is also contained in WeWork’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated April 7, 2022, which are filed with the SEC, and certain of WeWork’s Current Reports on Form 8-K, filed with the SEC on May 26, 2022, June 27, 2022, August 11, 2022, December 2, 2022, February 7, 2023, February 21, 2023, and March 17, 2023.

FORWARD-LOOKING STATEMENTS

Certain statements made herein may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including any statements regarding the Specified Transactions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the terms of the Specified Transactions, which are highly uncertain; WeWork’s ability to complete the Specified Transactions on the terms contemplated or at all; WeWork’s ability to obtain the required stockholder approvals; WeWork’s ability to otherwise refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its current and projected liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions, including as a result of the COVID-19 pandemic, the conflict in Ukraine and disruptions in the banking sector, and the impact of such conditions on WeWork and its customers; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork’s inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the SEC. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Contacts

Investor Relations:

Kevin Berry

investor@wework.com

Press:

Nicole Sizemore

press@wework.com